Exhibit 10.36

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 13th day of April, 2000, by and between Urban Cool Network, Inc., a Delaware corporation (the "Corporation") having an address at 1401 Elm Street, Dallas, Texas 75202 and Sheila Creque (the "Executive"), an individual residing at 1 Park Lane, Mount Vernon, New York 10552.


                                   BACKGROUND
                                   ----------

      WHEREAS, the Corporation and the Executive are parties to that certain Employment Agreement dated as of the 17th day of December, 1999 (the "Employment Agreement"); and

      WHEREAS, the Corporation and the Executive each desire to amend and supplement the Employment Agreement by way of this Agreement.


                                   AGREEMENT
                                   ---------

      NOW THEREFORE, in consideration of the premises and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows;

1.    Amendment to Existing Terms of Employment Agreement

      1.1. Amendment to Section 3(a). Section 3(a) of the Employment Agreement is hereby amended so that the phrase "Seventy Five Thousand Dollars ($75,000) per year" is hereby stricken and in its place the following phrase inserted:
"One Hundred Twenty-Five Thousand Dollars ($125,000.00) per year."

2.    Additional Terms to Employment Agreement

      2.1. Compensation for Services Performed Prior to Term. The parties hereby acknowledge that during the period from January 1, 2000, until the consummation of an initial public offering of the Corporation's securities (the "Pre-Term Period"), the Executive has been performing and will continue to perform services for the Corporation. Accordingly, in order to compensate Executive for the performance of such services, the Corporation hereby agrees to pay to Executive, upon the consummation of an initial public offering of the Corporation's securities, an amount equal to the amount the Executive would have received as base salary during the Pre-Term Period if the Corporation had consummated an initial public offering of the Corporation's securities on January 1, 2000, assuming the Executive's base annual salary at the time of such consummation was One Hundred Twenty-Five Thousand Dollars ($125,000.00).

      2.2. Compensation for Work Previously Performed. Upon the consummation of an initial public offering of the Corporation's securities, the Corporation shall pay Executive an amount equal to Twenty-Five Thousand Dollars ($25,000.00) as consideration for services performed by Executive during the fourth quarter of the calendar year ended December 31, 1999.

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

      2.3. Signing Bonus. Upon the consummation of an initial public offering of the Corporation's securities, the Corporation shall pay Executive an amount equal to Thirty-Five Thousand Dollars ($35,000.00) as a signing bonus.

      2.4. Advisory Board. In addition to other incentive compensation provided for in the Employment Agreement, the Corporation hereby agrees to compensate the Executive, as follows

      (a) Fifteen thousand (15,000) shares of common stock of Urban Cool payable upon the later of: (1) the consummation of an initial public offering of the Corporation's securities; and (2) the agreement by Danny Glover to be on an advisory board of Urban Cool;

      (b) Ten thousand (10,000) shares of common stock of Urban Cool, payable upon the later of: (1) the consummation of an initial public offering of the Corporation's securities; and (2) the agreement by Celia Cruze to be an advisory board of Urban Cool; and

      (c) Ten Thousand (10,000) shares of common stock of Urban Cool, payable upon the later of: (1) the consummation of an initial public offering of the Corporation's securities; and (2) the agreement by Wanya Morris to be on an advisory board of Urban Cool.

The parties hereby  acknowledge that all shares payable pursuant to this Section
2.4 are payable to Executive as compensation for Executive's services and that Mr. Glover, Ms. Cruze and Mr. Morris, respectively, will be separately compensated for agreeing to join the advisory board.

      2.5. Lock-Up Agreement. Simultaneous with the execution of this Agreement, the Executive shall execute the Lock-Up Agreement attached hereto as "Annex I".

3.    Miscellaneous.

      3.1.   Consent  to   Jurisdiction.   The  parties  hereby  submit  to  the
jurisdiction and venue of the Courts of the State of New York.

      3.2. Headings. The Section and Subsection headings have been included for convenience only, are not a part of this Agreement and shall not be taken as an interpretation of any provision thereof.

      3.3. Integration. This Agreement and the Employment Agreement represents the parties' final understanding as to all matters included herein, and supersedes all prior written or oral agreements of the parties concerning matters covered herein.

      3.4. Further Actions. The parties shall take such actions and execute and deliver such instruments and documents as may reasonably be required from time to time to effect and complete the transactions set forth in this Agreement.

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

      3.5. Amendments and Modifications. This Agreement may be amended, waived, changed, modified or discharged only by an Agreement in writing signed by all of the parties.

      3.6. Governing Law. The laws of the State of New York shall govern the validity and construction of this Agreement, without regard to the principles of conflicts of laws.

      3.7. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon the parties hereto and their respective successors, permitted assigns and personal representatives.

      3.8. Background. The Background is a part of this Agreement.

      3.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute a single agreement. In proving this Agreement against any party hereto it shall only be necessary to produce or account for the counterpart signed by the party against whom the proof is being presented.

      3.10. Effectiveness. This Agreement shall become effective and binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

                    [Remainder Of Page Intentionally Blank]

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

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.



                                              Urban Cool Network, Inc.

                                              By:
                                                 -------------------------------
                                              Name: Jacob R. Miles, III
                                                   -----------------------------
                                              Title: CEO
                                                    ----------------------------

                                              Sheila Creque

                                              /s/ Sheila Creque
                                              -----------------


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